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                                                                   EXHIBIT 23.02

                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Stockholders
TSI International Software Ltd.

We consent to the use of our reports which are included in TSI Software's annual report on Form 10-K for the year ended December 31, 1998 which is incorporated by reference in this filing on Form S-3 (No. 333- ) and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP
KPMG LLP


New York, New York
June 23, 1999